# RESEARCH AGREEMENT

**THIS RESEARCH AGREEMENT** ("Agreement" or "Master Agreement") is made as of the 17th day of January 2011 ("Effective Date"),

**BETWEEN:** **Sunshine Biopharma Inc.**, a publicly traded Colorado company (Ticker Symbol: SBFM) having a place of business at 2015 Peel Street, 5th Floor, Montreal, Quebec, Canada, H3A1T8, herein acting and represented by its duly authorized president, Dr. Steve N. Slilaty (hereinafter referred to as "SBFM" or "COMPANY");

**AND:** **The Research Foundation of the State University of New York**, a not-for-profit educational corporation duly organized and existing under the laws of the State of New York, acting for and on behalf of Binghamton University, a research institution with offices at PO Box 6000, Binghamton, New York, 13902, herein represented by Lisa Gilroy, Assistant Vice President, Binghamton University, duly authorized (hereinafter referred to as ("RF SUNY");

SBFM and RF SUNY are hereinafter together referred to as "Parties".

**WHEREAS** SBFM together with its parent company, Advanomics Corporation, is conducting research and development in the field of oncology and has generated and patented two new chemical entities, Adva-27a and Adva-32a, which have proven very effective in destroying cancer cells in vitro;

**WHEREAS** RF SUNY, through its Department of Biological Sciences at Binghamton University, is also conducting research and development in the field of oncology and has amassed unique expertise and know-how in said field of research;

**WHEREAS** Both RF SUNY and SBFM are desirous of advancing drug development in the field of oncology for mutual benefit as well as the benefit of society in general;

**WHEREAS** RF SUNY and SBFM desire to work together in a cooperative manner in order to achieve such end;

**NOW THEREFORE** in consideration of the mutual covenants and agreements herein contained, and subject to the terms and provisions hereinafter set out, the Parties hereto hereby agree as follows:

## SECTION 1
## RESEARCH AND DEVELOPMENT PLAN

The Parties hereby agree to work together to conduct the necessary research and development to advance Adva-27a (or its derivative, Adva-32a) through various stages of preclinical development, animal studies and Phase I clinical trials for breast cancer and prostate cancer (hereinafter entitled "Development of Adva-27a Through Phase I Clinical Trials for Breast Cancer and Prostate Cancer" and referred to as the "Project"). The actual research and development to be performed shall be in accordance with the work plan attached hereto as Annex A ("Work Plan"). The Work Plan will outline the research being performed and responsibilities of each party, propose a research schedule for performance of the work plan, and detail the overall cost of the Work Plan as well as commitments of funding sources. Upon mutual agreement of both parties, the Work Plan shall be finalized and executed by both parties. The Work Plan and any modified versions thereof shall become an integral part of this Agreement. SBFM hereby agrees to undertake the Project with RF SUNY on an exclusive basis in the United States.

## SECTION 2
## FINANCING

All of the work in respect of the Project to be performed within the framework of this Agreement shall be financed by the Parties working together to secure grants by acting as co-applicants and submitting funding applications to various Federal, State, local and private sources. Unless required otherwise by the funding entity, funding applications shall specify that all funds are to be delivered to and administered by RF SUNY.

## SECTION 3
## DURATION

This Agreement shall be in force for a period of three (3) years from the Effective Date and shall be renewed automatically for additional one (1) year periods until the Project is completed as specified in the Work Plan. In the event that the Project is completed prior to the end of the initial three (3) year period, this Agreement shall terminate at that time. This Agreement is not subject to early termination by either party but may be terminated at any time by mutual written consent of the Parties. This Agreement is subject to the procurement of funding as described in Section 2 above. In the event that said funding is not obtained or is subsequently disrupted, cancelled or otherwise found to be insufficient to complete the Project, this Agreement shall terminate at that time. In all cases of termination however, provisions elsewhere in this Agreement which survive termination shall continue to be in force and effect.

## SECTION 4
## OPTION REGARDING FUTURE R&D

RF SUNY shall have an option, on terms to be mutually agreed upon, to continue the development of Adva-27a and/or Adva-32a through Phase II, Phase III and other clinical trials until full FDA approval for breast cancer and prostate cancer is obtained.

## SECTION 5
## PUBLIC COMMUNICATIONS/PUBLICATIONS

Any release of promotional information regarding this partnership or this Agreement will be coordinated and approved by both parties prior to its release. RFSUNY shall have the right to publish the results of research conducted under this Agreement after providing SBFM with a copy of any proposed manuscript or oral presentation for identification and protection of SBFM proprietary or confidential information, no less than thirty (30) days prior to dissemination or publication. If RF SUNY does not receive a written response from SBFM within thirty (30) days, RF SUNY may proceed with publication and/or release of information as proposed. SBFM may require an additional thrity (30) day delay in publication in order to coordinate filing of any invention disclosures. RF SUNY recognizes that SBFM is a publicly traded company in the U.S. and as such has reporting obligations to the U.S. Securities and Exchange Commission ("SEC"). RF SUNY hereby waives any requirement under this Agreement for SBFM to obtain the consents of RF SUNY in respect of the filing of such reports with the SEC.

## SECTION 6
## KEY PERSON RESPONSIBILITY

The operational business and scientific contact on behalf of SBFM is Dr. Steve N. Slilaty. The operational business contact on behalf of RF SUNY is Ms. Tracie Conklin, Grant and Contract Administrator. The scientific contact on behalf of RF SUNY shall be Dr. Susannah Gal.

## SECTION 7
## OWNERSHIP AND COMMERCIAL USE OF INTELLECTUAL PROPERTY

All matters pertaining to the intellectual property of the Project shall be dealt with and discharged in accordance with the terms and conditions of the "Intellectual Property Agreement" negotiated by both Parties on December 22, 2010 and attached hereto as Annex C and made an integral part hereof.

## SECTION 8
## CONFIDENTIALITY

All matters pertaining to any and all confidential information of the Parties in respect of the Project shall be dealt with and discharged in accordance with the terms and conditions of the "Mutual Confidential Disclosure Agreement" negotiated by both Parties on December 3, 2010 and attached hereto as Annex B and made an integral part hereof.

## SECTION 9
## INDEMNIFICATION

SBFM agrees to indemnify and hold harmless RF SUNY, its officers, agents, and employees from any liability, loss or damage that may suffer as a result of claims, demands, costs or judgments against them arising out of the activities to be carried our pursuant to the obligations of this Agreement, including but not limited to the use by SBFM of the results obtained from the activities performed by RF SUNY under this Agreement provided however, that the following is

excluded from SBFM's obligation to indemnify and hold harmless:

1. The negligent failure of RF SUNY to substantially comply with any applicable governmental requirements; or
2. The negligence or wilful malfeasance of any officer, agent or employee of RF SUNY.

## SECTION 10
## INTERPRETATION

When used herein, unless the content otherwise requires, the words and phrases with initial capital shall have the meanings as set forth within this Agreement and any Annexes thereof.

The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

## SECTION 11
## ENTIRE AGREEMENT

a. The parties hereto hereby agree that the Preamble to this Agreement is an integral part of this agreement.

b. This Agreement constitutes the entire agreement between the parties and supersedes all prior correspondence, discussions, outlines of terms and agreements between the parties.

c. The present agreement binds and is for the benefit of the present parties as well as their successors, heirs, administrators, and other respective legal representatives.

## SECTION 12
## OTHER PROVISIONS

a. SBFM hereby acknowledges that RF SUNY's activities in connection with the Project are supplied only as results of laboratory experiments and any action taken by SBFM thereon and any outcome thereof are entirely the responsibility of SBFM.

b. RF SUNY hereby agrees to use the Adva-27a and/or Adva-32a compound strictly in accordance with the terms and conditions of this Agreement and not for any other cause or purpose and to return to SBFM any/all unused Adva-27a and Adva-32a material upon completion of the Project. SBFM represents that it has any necessary third party consent to provide Material to RF SUNY for the Project.

c. The Parties hereby agree to discharge their responsibilities and carry out their respective functions in connection with this Agreement in a timely fashion.

d. All disputes, controversies or claims arising out of or relating to this Agreement including interpretation thereof, or breach, termination or invalidity thereof shall be referred to arbitration in the State of New York.

e. This Agreement may be changed, modified or altered only by a written instrument signed by both Parties. Both Parties shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

f. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other covenant or provision in this agreement and each covenant and provision is hereby declared to be separate and distinct.

g. This Agreement may be executed in counterparts, in such a case each counterpart shall be considered as an original.

**IN WITNESS WHEREOF** the Parties have signed as of the day, month and year first above written.

**Sunshine Biopharma Inc.**

Per:______________________________

Dr. Steve N. Slilaty, President

**The Research Foundation of the State University of New York**

Per:______________________________

Lisa Gilroy

Assistant Vice President

# Annex A

## Work Plan & Proposed Budget

## Development of Adva-27a Through Phase I Clinical Trials for Breast Cancer and Prostate Cancer

### Introduction

The DNA repair enzyme Topoisomerase II (TopoII) has been recognized as a clinically important target for cancer therapy. Recent studies have reconfirmed this observation and further underscored the importance of targeting this enzyme in new drug development efforts. Sunshine Biopharma ("SBFM") has developed Adva-27a, a new TopoII inhibitor. Adva-27a (as well as one of its derivatives, Adva-32a) has been shown to be effective in killing cancer cells in vitro (Patent Number: PCT/FR2007/000697). SBFM and Binghamton University wish to work together in an effort to develop Adva-27a (or Adva-32a) as a new therapy for Breast Cancer and Prostate Cancer.

### Overall Therapeutic Development Plan

The overall objective is to move the development of Adva-27a (or Adva-32a) from the in vitro studies phase to the animal phase and on through Phase I clinical trials. Specifically, the Binghamton University group, in consultation with representatives from SBFM, will focus on completing the following research activities:

- *In vitro* cell killing and drug mechanism studies
- Animal xenograft studies
- Animal toxicity studies
- Phase I clinical trials

### Year 1 Activities and Budget

1. To prepare and submit grant application(s) for the entire drug development plan as outlined above.

2. To conduct initial work, in parallel, as follows:

- *In vitro* cell killing assays using 5-10 different cancer cell lines comparing etoposide, Adva-27a and Adva-32a
- Determine stability of these three in cell culture (determination of half-life)
- Quantitative analysis of TopoIIα levels using Western blots and/or ELISA assays
- Test mechanism of drug action by assaying for covalent linkage of the drug to DNA and TopoIIα
- Determine other possible effects of drugs on cells, such as:
    - changes in p53 functionality

- effect on tubulin assembly
- alterations in cell cycle stage distribution
- effect on TopoIIβ activity

3. The following represents the estimated budget for Year 1 activities:

| | |
|---|---|
| - Salaries and Fringe | $88,663 |
| - Travel | $4,000 |
| - Equipment | $7,000 |
| - Supplies | $20,000 |
| - Compound Synthesis & Support | $137,568* |
| - Indirect Cost | $ 59,711 |
| **TOTAL** | **$316,942** |

**SBFM commits this funding upon execution of the workplan.*

**Year 2 and 3 Activities and Budget**

1. The following would be coordinated by Binghamton University but contracted out:

   a. To perform animal xenografts studies to complement the information using cell lines in vitro.

   b. To perform preclinical animal toxicity studies as required by the FDA using GMP manufactured Adva-27a (or Adva-32a).

   c. To conduct Phase I clinical trials on Breast Cancer and Prostate Cancer patients including testing the patients for TopoIIα levels and filing the data with the FDA.

2. The completion of Phase I will mark the completion of the Project as referred to in the Master Research Agreement and/or the attachments thereof.

3. The budget for this part of the work is tentative and estimated to be approximately as follows:

| | |
|---|---|
| - Animal xenograft studies | $1,000,000 |
| - Animal toxicity & GMP synthesis | $900,000 |
| - Phase I clinical trials for breast cancer | $1,500,000 |
| - Phase I clinical trials for prostate cancer | $1,500,000 |
| - FDA filings | $100,000 |
| **TOTAL** | **$5,000,000** |

**AGREED TO AND ACCEPTED BY:**

**SBFM**

Per: ______________________

Date: Jan. 17, 2011

**RF SUNY**

Per: ______________________

Date: January 17, 2011

ANNEX B

## MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

This Agreement is made between Sunshine Biopharma, Inc., a publicly traded Colorado company, having a place of business at 2015 Peel Street, 5th Floor, Montreal, Quebec, Canada, H3A1T8 (hereinafter "Company") and The Research Foundation of State University of New York, a private non-profit educational corporation with offices at the Division of Research, Binghamton University, Binghamton, New York 13902-6000 (hereinafter "Foundation"), enabling the parties to explore a business relationship involving collaborative or sponsored research projects, grant proposals, lab testing, clinical trials, and other business arrangements in the field of Topoisomerase II inhibition, and specifically related to the Adva-27a anti-cancer program.

This may require the disclosure by Company and Foundation of proprietary commercial, business and/or technical information relating to either party's products and procedures, for example, by way of illustration but not limitation, in the form of patent filings, know-how, trade secrets, inventions, technical data, research results or specifications, testing methods, structural information, pre-clinical and/or clinical data, protocols and results, proprietary compounds or agents, research and development activities, marketing plans, and customer and supplier information (hereinafter "Proprietary Information"). Both parties desire to maintain the confidentiality of such Proprietary Information and to disclose same to each other pursuant to the terms and conditions of this Agreement. For purposes hereof, the party disclosing Proprietary Information is referred to herein as the "Disclosing Party" and the party receiving Proprietary Information is referred to herein as the "Receiving Party."

It is therefore agreed as follows:

1. Proprietary Information, whether disclosed in written, machine-readable, oral, visual, or tangible form, disclosed to the Receiving Party shall be subject to the provisions of the Agreement when:

   a. the information is disclosed in written form which is marked "Confidential" or "Proprietary" or with an equivalent legend; or

   b. the information is disclosed orally or visually (such as through visits to facilities of the Disclosing Party) and is identified at the time of disclosure as being confidential, and within thirty (30) days thereafter, a written summary of such oral or visual disclosures marked "Confidential" or "Proprietary" or with an equivalent legend is provided to the Receiving Party; or

   c. when disclosed in tangible form (such as product samples), it is identified at the time of disclosure as being confidential, and within thirty (30) days thereafter, a written description of the sample disclosed or provided marked "Confidential" or "Proprietary" or with an equivalent legend is submitted to the Receiving Party.

2. Proprietary Information shall be disclosed by the Receiving Party only to those of its employees, students, interns, consultants or agents and the employees of its affiliated companies who need to know such Proprietary Information for the purposes permitted by this Agreement, who have been informed of the confidential nature of such information and who are obligated to keep such information in confidence. For purposes of this Agreement, an "Affiliated Company" shall mean any legal entity (such as a corporation, joint venture, partnership, or limited liability company) that is controlled by, controls, or is under common control with one of the parties. The term "control" means (a) beneficial ownership of more than fifty percent (50%) of the voting securities

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of a corporation or other business organization with voting securities or (b) an interest of greater than fifty percent (50%) in the net assets or profits of a partnership or other business organization without voting securities.

3. The Receiving Party agrees that in regards to all Proprietary Information subject to the provisions of this Agreement, it will:

   a. hold in confidence all such Proprietary Information;

   b. treat the Proprietary Information with the same degree and standard of care (including standard operating procedures) as that party treats its own confidential or proprietary information and take all reasonable precautions to prevent the disclosure of such Proprietary Information to any third party without the prior written consent of the Disclosing Party;

   c. not use such Proprietary Information, directly or indirectly, for any purposes other than those specifically set forth in the Agreement;

   d. in the event that any Proprietary Information must be disclosed pursuant to applicable law, court order or regulations of any applicable governmental authority, notify Disclosing Party to provide Disclosing Party with an opportunity to object or otherwise act to protect its interests; and

   e. not to reverse engineer or disassemble the technology that embody the Disclosing Party's Proprietary Information.

4. The confidentiality and limited use obligation set forth herein shall not apply to information:

   a. which the Receiving Party can show by suitable written (including machine-readable) documentation was already in its possession prior to receipt of the same from the Disclosing Party, or was or hereafter is independently developed by the Receiving Party without reliance on the disclosed Proprietary Information; or

   b. which is in the public domain at the date of the disclosure or thereafter enters the public domain without the breach of any provision in this Agreement by the Receiving Party; or

   c. which is independently developed by employees, students or agents of the Receiving Party who have not had access, direct or indirect, to the Proprietary Information received from the other party; or

   d. which is furnished to others by the Disclosing Party without restriction on disclosure; or

   e. information which the Receiving Party can show was or hereafter is received by it without restriction from a third party who was lawfully in possession of such information and such third party was not in breach of any agreement or any confidential relationship with the Disclosing Party.

5. Except for the purpose of fulfilling obligations under this Agreement, nothing in this Agreement shall be deemed by implication or otherwise to convey to the Receiving Party any grant of right or license with respect to any patent, patent application, or other proprietary rights or Proprietary Information of the Disclosing Party. No right is granted by this

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Agreement to use any registered or unregistered trademark, service mark or trade name of the other Party. This is not a Joint Research Agreement for the purposes of the CREATE Act.

6. This Agreement shall be subject, as applicable, to the U.S. Export Controls and Trade Sanctions which are commonly referred to as the International Traffic in Arms Regulations (ITAR) at 22 CFR 120 et seq. and the Commerce Department's Export Administration Regulations (EAR) at 15 CFR Chapters 3, 4, and 7. The Parties may not export, re-export, distribute or transfer any technology, information or materials of any value to any nation, individual or entity that is prohibited by the ITAR, EAR, or the Department of Treasury's Office of Foreign Assets Controls (OFAC) proscribed or sanctioned lists, or the Department of State's state sponsors of terrorism list.

7. Nothing in this Agreement shall be deemed to provide any commitment of any kind by either party to enter into any further agreement with the other party. ANY INFORMATION EXCHANGED IS PROVIDED "AS IS."

8. All Proprietary Information disclosed under this Agreement shall be and remain the property of the Disclosing Party. Upon request of the Disclosing Party, Receiving Party shall make reasonable efforts to destroy all Proprietary Information disclosed or generated pursuant to this Agreement. Receiving Party may, however, retain an archival copy for the purpose of monitoring compliance with obligations under this Agreement. Such copies will be marked "Confidential" or "Proprietary" or with an equivalent legend.

9. The Parties' representatives primarily responsible for coordinating disclosure, receipt and handling of Proprietary Information are:

If to Company: Name: Dr. Steve N. Slilaty

Title: President & CEO

If to Foundation: Name: Dr. Susannah Gal

Title: Professor and Chair,

Department of Biological Sciences

Binghamton University

Any notice required by this Agreement shall be given in writing to the individuals executing this Agreement.

10. The term of this Agreement shall be two (2) years from the date that this Agreement is signed and agreed to by both parties and shall govern disclosures made during that term. The obligations of confidentiality and nonuse of Proprietary Information as set forth herein shall continue during the term of this Agreement and for a period of three (3) years thereafter. Either party may terminate this Agreement at any time by giving fifteen (15) days written notice to the other party.

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11. This Agreement, and any interpretation, dispute or controversy arising out of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understanding between the parties (whether written or oral) relating thereto. No modification shall be effective unless made in writing and signed by a duly authorized representative of each party.

13. This Agreement may be signed in one or more counterparts and transmitted electronically or by facsimile; each counterpart shall constitute an original document and such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date set forth below.

**AGREED ON BEHALF OF:**

**COMPANY**

By: [signature]

(Signature)

Name: Dr. Steve N. Slilaty

Title: President & CEO

Date: Dec. 3, 2010

**AGREED ON BEHALF OF:**

**THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK**

By: Scott Hancock

(Signature)

Name: Scott Hancock

Title: Director, IP Management and Licensing, Office of Entrepreneurship and Innovation Partnerships Binghamton University

Date: Dec. 3, 2010

Read, acknowledged and agreed upon:

By: [signature] Date: 12/3/10

Dr. Susannah Gal
Department of Biological Sciences
Binghamton University

# Annex C

## Intellectual Property Agreement

This Agreement between **Sunshine Biopharma Inc.** ("COMPANY"), a publicly traded corporation (Ticker Symbol: SBFM) having a principal place of business at 2015 Peel Street, 5th Floor, Montreal, Quebec, Canada, H3A1T8, and **The Research Foundation of the State University of New York**, a not-for-profit educational corporation duly organized and existing under the laws of the State of New York, acting for and on behalf of Binghamton University, a research institution with offices at PO Box 6000, Binghamton, New York 13902 ("RF SUNY") is entered into for the purpose of allocating between the parties intellectual property rights relating to the project entitled "**Development of Adva-27a Through Phase I Clinical Trials for Breast Cancer**" ("Project") to be carried out by COMPANY and RF SUNY under the direction of Dr. Susannah Gal, Professor and Chair, Department of Biological Sciences, State University of New York at Binghamton, and Dr. Steve N. Slilaty, President and CEO of Sunshine Biopharma Inc.

1. **Applicability of this Agreement.**

   a) This Agreement shall be applicable only to matters relating to Project.

   b) The provisions of this Agreement shall apply to any and all consultants, subcontractors, independent contractors, students, agents, or other individuals employed by COMPANY or RF SUNY and Binghamton University for the purposes of Project.

2. **Background Intellectual Property.**

It is possible that one or both Parties may possess rights in background intellectual property, that is, intellectual property not otherwise subject to this Agreement, which would be useful or essential to the practice or commercialization of the results of this Agreement.

The COMPANY has the following background intellectual property which it will bring to the Project:

a) Issued and pending patents under PCT/FR2003/002330.
b) Issued and pending patents under PCT/FR2007/000697.
c) Unpublished Adva-27a data including various derivatives.
d) Difluoro chemistry and compound synthesis know-how.

RF SUNY has the following background intellectual property which it will bring to the Project:

a) Combinatorial Chemistry: Synthesis of P53 Peptide Mimics (Binghamton New Technology Disclosure RB-114)
b) Measurement of transcription factors using scintillation proximity assay beads (Binghamton New Technology Disclosure RB-254)
c) Nanoparticle-Based Probes for DNA Cleavage (Binghamton New Technology Disclosure RB-214)
d) Nanoparticles as Probes for DNA Binding Binghamton New Technology Disclosure RB-228)
e) Usage of gold nanoparticles with DNA
f) Knowledge about p53 and ways to assay it

g) Knowledge about proteases, including assaying with FRET
h) Tubulin biochemistry, detection, labeling and purification know-how

**3. Project Intellectual Property.**

a) "Project Intellectual Property" means the legal rights relating to inventions (including "Subject Inventions" as defined in 37 CFR 401), patent applications, patents, copyrights, trademarks, mask works, and any other legally protectable information, including computer software, first made or generated during the performance of the Project.

b) The U.S. federal government ("Government") shall have an irrevocable, royalty free, nonexclusive license for any Governmental purpose in any Project Intellectual Property that arises in the course of its funding for the Project. Government may obtain title to any Subject Invention not elected by a Party.

c) The Parties agree to disclose to each other, in writing, and in accordance with the Notices section below, each and every Subject Invention, which may be patentable or otherwise protectable under United States patent laws. The Parties acknowledge that they will disclose Subject Inventions to each other within forty-five (45) days after their respective inventor(s) first disclose the Subject Invention in writing to the person(s) responsible for patent matters of the disclosing Party. All written disclosures of such Subject Inventions shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention.

**4. Inventions.**

a) RF SUNY shall hold title to all Subject Inventions and know-how discovered during the conduct of work under this Agreement exclusively utilizing RF SUNY or State University of New York facilities. Said inventions are hereinafter referred to as "RF SUNY Inventions".

b) If both COMPANY facilities and RF SUNY and/or State University of New York facilities are used in carrying out work which leads to a Subject Invention under this Agreement, COMPANY and RF SUNY shall hold joint title to said "Joint Invention."

c) Subject Inventions made using COMPANY facilities exclusively shall belong to COMPANY.

d) RF SUNY hereby grants to COMPANY an option ("Option") to negotiate an exclusive worldwide license, with the right to sublicense to third parties, to RF SUNY Inventions and Joint Inventions. No license or other rights in RF SUNY or Joint Inventions are given to or received by COMPANY through this Agreement. The Option shall be for a period of 90-days ("Option Period") commencing on the date of written disclosure of RF SUNY Inventions or Joint Inventions to COMPANY by RF SUNY. Should COMPANY exercise its Option in writing prior to the expiration of the Option Period, the Parties shall enter into negotiations, for a period not to exceed 90 days, for a license under RF SUNY's patent rights in the RF SUNY Invention or Joint Invention. The 90-day negotiation period shall commence on the date RF SUNY receives written notice that COMPANY is exercising its Option rights. Consideration for such license may include one or more of the following: running royalties in the range of 2-4% on net sales (gross revenues from the

manufacture, use, sale, lease of licensed product, less certain taxes, duties, and amounts credited; final definition to be set in the license agreement); payment milestones; minimum annual royalties; and, fees, as such range of consideration is customary for unrelated parties in similar licensing agreements in comparable areas of technology. Said running royalty range shall be converted to a fixed percentage as may be mutually agreed to by the Parties within the Option Period. In the absence of such a mutual agreement on which one or more of the elements of consideration are included in the license, the royalty rate shall be converted to the range of 3-5% as the sole license consideration. COMPANY agrees to reimburse RF SUNY for all direct costs incurred by RF SUNY in seeking and maintaining patent protection for RF SUNY Inventions and Joint Invention in countries as may be specified by COMPANY and covered by the Option or license. In order for RF SUNY to be reimbursed by COMPANY, all matters pertaining to the patenting process of the RF SUNY Inventions and Joint Inventions shall be preapproved by COMPANY.

**5. Publication.**

Publication will be handled in accordance with the Master Research Agreement to which this Agreement is attached as Annex C.

**6. Confidentiality.**

Confidential or proprietary information that may be exchanged in the course of the Project shall be handled in accordance with the existing Mutual Confidential Disclosure Agreement executed by the parties on December 3, 2010 (RF SUNY Ref.: 395_2010_CDA_TTO_Sunshine Biopharma) which is attached to the Master Research Agreement as Annex B, and incorporated herein by reference.

**7. Notices.**

All notices and other communications hereunder shall be delivered personally to the Party hereto to which it is addressed or mailed to such Party by registered or certified or express mail at the following addresses, unless otherwise subsequently modified by change of address in writing:

If to COMPANY:
Sunshine Biopharma Inc.
2015 Peel Street, 5th Floor
Montreal, Quebec H3A1T8
Canada
Tel: 514-764-9698
Fax: 514-764-9699
Attn: Dr. Steve N. Slilaty
(514)949-6722

If to RF SUNY:
Office of Entrepreneurship and Innovation Partnerships
Binghamton University
PO Box 6000
Binghamton, New York 13902

Attn: Director, IP Management and Licensing
(607) 777-5870

or

If by express courier to:
Office of Entrepreneurship and Innovation Partnerships
Binghamton University
85 Murray Hill Road, Suite 2107
Vestal, New York 13850

**8. Liability.**

a) RF SUNY DISCLAIMS ALL WARRANTIES RUNNING TO THE OTHER OR THROUGH THE OTHER TO THIRD PARTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM INFRINGEMENT, AS TO ANY INFORMATION, RESULT, DESIGN, PROTOTYPE, PRODUCT OR PROCESS DERIVING DIRECTLY OR INDIRECTLY AND IN WHOLE OR PART FROM SUCH PARTY IN CONNECTION WITH THE PROJECT.

b) COMPANY will indemnify and hold harmless RF SUNY with regard to any claims arising in connection with commercialization of the results of the Project by or under the authority of COMPANY.

**9. Term and Termination.**

This Agreement is dated the date of the latter recorded signature. However, this Agreement does not enter into force until the Project is funded either by COMPANY or a third party, such as a federal or state governmental agency. All other matters pertaining to term and termination are addressed in the Master Research Agreement.

**10. Miscellaneous.**

a) This Agreement shall be construed according to the laws of the state of New York, without regard to conflict of law provisions, and shall be deemed to have been executed in the state of New York. Any litigation shall be brought to an appropriate court within the state of New York.

b) Neither Party may invoke the Cooperative Research and Technology Enhancement Act of 2004 ("CREATE Act") with respect to any Subject Invention that is developed pursuant to this Agreement without prior written consent of the other Party, such consent to include specific reference to the Subject Invention for which the benefits of the CREATE Act are claimed.

**signatures follow on next page**

**IN WITNESS WHEREOF,** the Parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all intending to be legally bound hereby.

**THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK**

By Scott Hancock

Scott Hancock, Director,
IP Management and Licensing
Office of Entrepreneurship and Innovation Partnerships
Binghamton University

Date Dec 22, 2010

**SUNSHINE BIOPHARMA INC.**

By

Dr. Steve N. Slilaty, President & CEO

Date Dec 22, 2010